News Release

Firsthand Technology Value Fund Announces Fiscal Year 2011
Financial Results, NAV of $23.92 per share

San Jose, CA, March 21, 2012 –Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Company”), a publicly-traded venture capital fund that invests in technology and cleantech companies, announced today its financial results for the fiscal year ended December 31, 2011.

As of December 31, 2011, the Company’s net assets were approximately $83.6 million, or $23.92 per share, compared with net assets of approximately $94.4 million, or $27.01 per share at the inception of the fund on April 18, 2011. As of December 31, 2011, the Company’s portfolio included public and private securities valued at approximately $15.5 million, or $4.43 per share, and approximately $68.4 million, or $19.57 per share, in cash.

Portfolio Summary (as of 12/31/11)

Investment	Fair Value	Fair Value per Share1
Equity Investments in Private Companies2	$11.45 million	$3.28
Equity Investments in Public Securities	$4.04 million	$1.15
Cash	$68.43 million	$19.57
Other Assets	$0.40 million	$0.12
Total Assets	$84.32 million	$24.12
Total Liabilities	$0.69 million	$0.20
Net Assets	$83.63 million	$23.92

1	Total shares outstanding: 3,496,480
2	Includes common and preferred stock and convertible securities

News Release

During the fourth quarter of 2011, the Valuation Committee, which is composed of three independent directors, adjusted the fair values of the eight private companies in our portfolio, resulting in a net decrease of approximately $1.5 million, or $0.43 per share. In arriving at these determinations and consistent with the Company’s valuation procedures, and ASC 920 (formerly FAS 157), the Valuation Committee took into account many factors, including the performance of the portfolio companies, recent transactions in the companies’ securities, as well as the impact of changes in market multiples within certain sectors.

Throughout the year, the Company continued its efforts to manage its portfolio prudently, including working with its portfolio companies and their management teams to seek to enhance performance and uncover potential exit opportunities. More information about the Company’s operations and performance during 2011, including financial statements and a detailed schedule of investments, can be found in its Annual Report on Form 10-K. The report is available on the Company’s website at www.firsthandtvf.com.

About Firsthand Technology Value Fund
Firsthand Technology Value Fund, Inc. (the “Fund”) is a publicly-traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

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The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are

News Release

subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski
Firsthand Capital Management, Inc.
(408) 624-9526
vc@firsthandtvf.com